Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On December 30, 2021, Sterling Construction Company, Inc., (“Sterling” or, the “Company”) consummated the acquisition (the “Acquisition”) of Petillo Incorporated and its related entities (collectively, “Petillo”), for a base purchase price of $195.0 million, consisting of $175.0 million in cash and 759,447 Sterling common shares valued at $20.0 million pursuant to the Stock Purchase Agreement. Petillo is a leading site development specialty contractor based in Flatlanders, NJ serving the Mid-Atlantic, which provides large-scale site infrastructure improvement services, including full-service excavation, underground utility construction, environmental remediation, drainage systems for commercial construction, and water management and distribution systems.
The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Acquisition based on the historical financial position and results of operations of Sterling and Petillo. The unaudited pro forma condensed combined financial information is presented as follows:
•the unaudited pro forma condensed combined balance sheet as of September 30, 2021, prepared based on (i) the historical unaudited consolidated balance sheet of Sterling as of September 30, 2021 and (ii) the historical unaudited combined balance sheet of Petillo as of September 30, 2021.
•the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021, prepared based on (i) the historical unaudited condensed consolidated statement of operations of Sterling for the nine months ended September 30, 2021 and (ii) the historical unaudited condensed combined statement of operations of Petillo for the nine months ended September 30, 2021.
•the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, prepared based on (i) the historical audited consolidated statement of operations of Sterling for the year ended December 31, 2020 and (ii) the historical audited combined statement of operations of Petillo for the year ended December 31, 2020.
The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to the pro forma adjustment criteria set forth in S-X Article 11. The pro forma adjustments in S-X Article 11 relate to the following:
•Transaction Accounting Adjustments—These adjustments reflect the application of required accounting for the acquisition, disposition, or other transaction on the registrant’s financial statements.
•Autonomous Entity Adjustments—These adjustments are required to reflect the financial position and results of operations of the registrant as an autonomous entity if the registrant was previously part of another entity.
•Management’s Adjustments—These adjustments depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given.
The following unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the Acquisition been consummated as of the dates indicated or that may be achieved in the future.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting (“Acquisition Accounting”) under existing United States generally accepted accounting principles. The Acquisition Accounting is dependent upon certain valuations that have yet to progress to a stage where there is sufficient information for a definitive measurement. Sterling intends to complete the valuations and finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the Acquisition. The assets and liabilities of Petillo have been measured based on various preliminary estimates using assumptions that Sterling believes are reasonable, based on information that is currently available.
The unaudited pro forma condensed combined financial information gives effect to the Acquisition, as if the Acquisition had been completed on September 30, 2021 for balance sheet purposes, and on January 1, 2020 for statement of operations purposes. This unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with (i) Sterling’s unaudited financial statements and accompanying notes included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, (ii) Sterling’s audited financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2020, (iii) Petillo’s unaudited financial statements and accompanying notes for the nine months ended September 30, 2021 included in this Current Report on Form 8-K, and (iv) Petillo’s audited financial statements and accompanying notes for the year ended December 31, 2020 included in this Current Report on Form 8-K.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(In thousands)

	STERLING	PETILLO	PRO FORMA ADJUSTMENTS	NOTE 4	PRO FORMA COMBINED
Assets
Current assets:
Cash and cash equivalents	$117,702	$8,483	$(51,975)	A	$74,210
Accounts receivable	218,683	41,195	—		259,878
Contract assets	85,498	14,328	—		99,826
Receivables from and equity in construction joint ventures	21,656	—	—		21,656
Other current assets	22,483	18,099	(17,383)	B	23,199
Total current assets	466,022	82,105	(69,358)		478,769
Property and equipment, net	148,444	35,243	—		183,687
Operating lease right-of-use assets	17,470	—	3,185	C	20,655
Goodwill	192,014	—	47,037	D	239,051
Other intangibles, net	236,289	—	101,162	E	337,451
Other non-current assets, net	4,078	642	(132)	B	4,588
Total assets	$1,064,317	$117,990	$81,894		$1,264,201
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$142,740	$16,333	$—		$159,073
Contract liabilities	141,236	15,127	—		156,363
Current maturities of long-term debt	21,239	12,725	(5,725)	F	28,239
Current portion of long-term lease obligations	8,314	—	1,508	C	9,822
Income taxes payable	306	—	—		306
Accrued compensation	34,801	—	—		34,801
Other current liabilities	9,088	6,231	—		15,319
Total current liabilities	357,724	50,416	(4,217)		403,923
Long-term debt	299,923	14,421	117,181	F	431,525
Long-term lease obligations	9,306	—	1,677	C	10,983
Members’ interest subject to mandatory redemption and undistributed earnings	54,766	—	—		54,766
Deferred taxes	10,287	—	—		10,287
Other long-term liabilities	9,218	1,076	(1,076)	B	9,218
Total liabilities	741,224	65,913	113,565		920,702
Stockholders’ equity:
Common stock	288	—	8	G	296
Additional paid in capital	255,313	—	20,398	G	275,711
Petillo's equity	—	52,077	(52,077)	G	—
Retained earnings	69,010	—	—		69,010
Accumulated other comprehensive loss	(2,923)	—	—		(2,923)
Total stockholders’ equity	321,688	52,077	(31,671)		342,094
Noncontrolling interests	1,405	—	—		1,405
Total stockholders’ equity	323,093	52,077	(31,671)		343,499
Total liabilities and stockholders’ equity	$1,064,317	$117,990	$81,894		$1,264,201

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(In thousands, except per share data)

	STERLING	PETILLO	PRO FORMA ADJUSTMENTS	NOTE 4	PRO FORMA COMBINED
Revenues	$1,180,431	$143,340	$—		$1,323,771
Cost of revenues	(1,021,348)	(119,675)	—		(1,141,023)
Gross profit	159,083	23,665	—		182,748
General and administrative expense	(52,565)	(3,785)	(2,250)	H	(58,600)
Intangible asset amortization	(8,598)	—	(3,036)	E	(11,634)
Other operating expense, net	(10,414)	—	—		(10,414)
Operating income	87,506	19,880	(5,286)		102,100
Interest income	39	—	—		39
Interest expense	(15,660)	—	(3,461)	I	(19,121)
Gain on extinguishment of debt, net	2,032	6,749	(6,749)	J	2,032
Other expense	—	(1,034)	1,034	J	—
Income before income taxes	73,917	25,595	(14,462)		85,050
Income tax expense	(20,275)	(1,904)	(1,213)	K	(23,392)
Net income	53,642	23,691	(15,675)		61,658
Less: Net income attributable to noncontrolling interests	(1,905)	—	—		(1,905)
Net income attributable to Sterling common stockholders	$51,737	$23,691	$(15,675)		$59,753

Net income per share attributable to Sterling common stockholders:
Basic	$1.81				$2.04
Diluted	$1.79				$2.01

Weighted average common shares outstanding:
Basic	28,527		759	L	29,286
Diluted	28,927		759	L	29,686

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(In thousands, except per share data)

	STERLING	PETILLO	PRO FORMA ADJUSTMENTS	NOTE 4	PRO FORMA COMBINED
Revenues	$1,427,412	$222,684	$—		$1,650,096
Cost of revenues	(1,236,043)	(181,103)	—		(1,417,146)
Gross profit	191,369	41,581	—		232,950
General and administrative expense	(71,415)	(6,583)	(3,000)	H	(80,998)
Intangible asset amortization	(11,436)	—	(4,047)	E	(15,483)
Acquisition related costs	(1,026)	—	—		(1,026)
Other operating expense, net	(12,600)	—	—		(12,600)
Operating income	94,892	34,998	(7,047)		122,843
Interest income	161	—	—		161
Interest expense	(29,377)	—	(4,587)	I	(33,964)
Loss on extinguishment of debt	(301)	—	—		(301)
Other expense	—	(1)	1	J	—
Income before income taxes	65,375	34,997	(11,633)		88,739
Income tax expense	(22,471)	(1,664)	(4,878)	K	(29,013)
Net income	42,904	33,333	(16,511)		59,726
Less: Net income attributable to noncontrolling interests	(598)	—	—		(598)
Net income attributable to Sterling common stockholders	$42,306	$33,333	$(16,511)		$59,128

Net income per share attributable to Sterling common stockholders:
Basic	$1.52				$2.07
Diluted	$1.50				$2.04

Weighted average common shares outstanding:
Basic	27,859		759	L	28,618
Diluted	28,195		759	L	28,954

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in thousands, except share and stock price information)

NOTE 1 - BASIS OF PRESENTATION
The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to the pro forma adjustment criteria set forth in S-X Article 11.
The unaudited pro forma condensed combined financial information has been prepared assuming the Acquisition was accounted for using Acquisition Accounting with Sterling as the acquiring entity. Accordingly, under Acquisition Accounting, the total purchase price was allocated to the acquired net tangible and identifiable intangible assets of Petillo based on their respective fair values, as described in Note 2.
To the extent identified, certain reclassifications have been reflected in the pro forma adjustments to conform Petillo’s financial statement presentation to that of Sterling’s, as described in Note 4. However, the unaudited pro forma condensed combined financial information may not reflect all adjustments necessary to conform the accounting policies of Petillo to those of Sterling, given the proximity of the closing date of the Acquisition to the filing date of this Current Report on Form 8-K. There were no material transactions between Petillo and Sterling for the periods presented in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information does not reflect the realization of any expected cost increases or savings or other synergies from the Acquisition, as a result of activities following the completion of the Acquisition. Additionally, within the condensed combined statement of operations there are no acquisition and integration related costs related to the acquisition of Petillo.

NOTE 2 - PURCHASE CONSIDERATION AND PRELIMINARY PURCHASE PRICE ALLOCATION
Purchase Consideration – Sterling completed the Acquisition for a purchase price of approximately $202,500, detailed as follows:

Sterling shares issued for purchase of Petillo	759,447
Sterling share price on December 29, 2021 market close	$26.87
Fair value of equity portion of consideration	$20,406
Cash consideration	175,000
Preliminary target working capital payment	7,094
Total consideration transferred	$202,500
Preliminary Purchase Price Allocation – The total purchase price as summarized above was allocated to Petillo’s tangible and intangible assets and liabilities for purposes of this unaudited pro forma condensed combined financial information, based on their estimated relative fair values assuming the Acquisition was completed on the pro forma balance sheet date presented. The final allocation will be based upon valuations and other studies for which there is currently insufficient information to make a definitive allocation. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. The final purchase price allocation will be determined after completion of a thorough analysis to determine the fair value of Petillo’s tangible assets and liabilities, including fixed assets, and identifiable intangible assets and liabilities. Accordingly, the final Acquisition Accounting adjustments, including those resulting from conforming Petillo’s accounting policies to those of Sterling, could differ materially from the pro forma adjustments presented herein. Any increase or decrease in the fair value of Petillo’s tangible and identifiable intangible assets and liabilities, as compared to the information shown herein, will also change the portion of purchase price allocable to goodwill and could impact the operating results of the combined company following the Acquisition due to differences in amortization related to the assets and liabilities.

The total preliminary purchase price was allocated as follows, based on Petillo’s September 30, 2021 balance sheet:

September 30, 2021
Net tangible assets:
Accounts receivable	$41,195
Contract assets	14,328
Other current assets	716
Property and equipment, net	35,243
Other non-current assets, net	510
Accounts payable	(16,333)
Contract liabilities	(15,127)
Other current liabilities	(6,231)
Total net tangible assets	54,301
Preliminary identifiable intangible assets	101,162
Goodwill	47,037
Total consideration transferred	$202,500

NOTE 3 - FINANCING TRANSACTIONS
To finance the Acquisition, on December 29, 2021 the Company, as borrower, and certain of its subsidiaries, as guarantors, entered into a Third Amendment to Credit Agreement (the “Amendment”) with the financial institutions party thereto as lenders and BMO Harris Bank N.A., as administrative agent. The Amendment amends and restates the credit agreement in order expressly permit the Acquisition and to increase the term loan facility through a new incremental term loan in the aggregate principal amount of $140,000 to be extended with the same maturity as the existing term loan facility.

NOTE 4 - PRO FORMA ADJUSTMENTS
The pro forma adjustments are based on Sterling’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:
(A)    To record the net decrease in cash resulting from the following:

Borrowings under the Term Loan	$140,000
Less:
Cash portion of the purchase price	(175,000)
Petillo's excluded cash	(8,483)
Preliminary target working capital payment	(7,094)
Cash portion of Credit Facility costs	(1,398)
Total net decrease in cash	$(51,975)
(B)    To record the exclusion of Petillo’s marketable securities and intercompany balances.
(C)    During the initial assessment of the purchase price allocation, Sterling considered the impact of the lease guidance under ASU 2016-2 (ASC 842), and based on the information currently available, $3,185 in operating leases were identified.
(D)    To record goodwill associated with the Acquisition (see Note 2).

(E)    To record identified intangible assets associated with the Acquisition.
The following table summarizes the estimated fair values of Petillo’s identifiable intangible assets and their estimated useful lives:

	Estimated Fair Value	Estimated Useful Life in Years	Year ended December 31, 2020 Amortization Expense	Nine months ended September 30, 2021 Amortization Expense
Trade Names	$33,721	25	$1,349	$1,012
Customer Relationships	67,441	25	2,698	2,024
Total	$101,162		$4,047	$3,036
Because all information required to perform a detailed valuation analysis of Petillo’s intangible assets could not be obtained as of the date of this Current Report on Form 8-K, for purposes of the unaudited pro forma condensed combined financial information, the Company used what it believes to be reasonable estimated fair values and useful lives. These preliminary estimates of fair value and useful lives could differ materially from final amounts the Company will calculate after completing a detailed valuation analysis. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and annual amortization expense of approximately $10,116 and $405, respectively.
(F)    To record the changes in financing arrangements resulting from the Acquisition. The net increase in debt includes:

Issuance of additional term debt	$140,000
Removal of Petillo's existing debt	(27,146)
Capitalization of new debt issuance costs	(1,398)
Total pro forma adjustments to debt	$111,456
Pro forma adjustments to current maturities of long-term debt	(5,725)
Pro forma adjustments to long-term debt	117,181
(G)    To record changes in equity resulting from the Acquisition as follows:

	Common Stock	Additional Paid in Capital	Petillo’s Equity
Issuance of 759,447 shares of common stock	$8	$20,398	$—
Elimination of historical equity of Petillo	—	—	(52,077)
Pro forma adjustments	$8	$20,398	$(52,077)
(H)    To record compensation expense associated with the employment agreement the Company entered into with Mr. Petillo. The employment agreement provides for cash retention payments in the aggregate amount of $15,000 payable in equal $3,000 installments over a five-year period commencing on the first anniversary of the Closing Date.
(I)    To record the net increase in interest expense due to changes resulting from the Acquisition as follows:

	Year ended December 31, 2020	Nine months ended September 30, 2021
Interest expense on additional term loan	$(4,121)	$(3,111)
Amortization of new debt issuance costs	(466)	(350)
Pro forma adjustments	$(4,587)	$(3,461)
(J)    To record the exclusion of business activities not acquired.
(K)    To record pro forma adjustments for the nine months ended September 30, 2021 and the year ended December 31, 2020 to reflect the incremental income tax expense related to the Acquisition.
(L)    To record the increase in the weighted average shares in connection with the issuance of 759,447 common shares to finance the Acquisition.